                                                                      EXHIBIT 21

SUBSIDIARIES OF UNITED INDUSTRIAL CORPORATION

March 3, 2000

                                                              State                 Approximate
                                                        (or jurisdiction)       Percentage of Voting

                                                            in which            Securities Owned by
Name                                                      Incorporated            Immediate Parent
---------------------------------------------------------------------------------------------------
AAI Corporation                                             Maryland                      100% (a)
  A.A.I. Engineering Support, Inc.                          Maryland                      100  (b)
  A.A.I. International, Inc.                                Delaware                      100  (b)
  Seti, Inc.                                              Pennsylvania                    100  (b)
  AAI Medical, Inc.                                         Maryland                      100  (b)
  AAI MICROFLITE Simulation International
    Corporation                                             Maryland                      100  (b)
  AAI/ACL Technologies, Inc.                                Maryland                      100  (b)

    AAI/ACL Technologies Europe Limited                      Britain                      100  (c)
  AAI California Carshells, Inc.                            Maryland                      100  (b)
  AAI Aerospace Services Corp.                              Maryland                      100  (b)
  AAI Romania Technologies, S.R.L.                           Romania                      100  (b)
Detroit Stoker Company                                      Michigan                      100  (a)
  Midwest Metallurgical Laboratory, Inc.                    Michigan                      100  (d)
UIC Products Co.                                            Illinois                      100  (a)
Symtron Systems, Inc.                                      New Jersey                     100  (a)
U.I.C. International, Ltd.                                  Barbados                      100  (a)

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(a) Percentage owned by United Industrial Corporation ("United").

(b) Percentage owned by AAI Corporation.

(c) Percentage owned by AAI/ACL Technologies, Inc.

(d) Percentage owned by Detroit Stoker Company.

All of the subsidiaries listed above are included in the consolidated financial statements of United.